Muller Data Corporation
--------------------------------------------------------------------------------
Thomson Securities Information Services


September 28, 1998




Glickenhaus & Co.
6 East 43rd Street
New York, New York  10017

Lebenthal & Co.
120 Broadway
New York, New York  10271


RE:    EMPIRE STATE MUNICIPAL EXEMPT TRUST
       Empire Guaranteed Series 129, 130 & 131  Post - Effective Amendment No. 2


Gentlemen:

We have examined the post-effective Amendment to the Registration
Statement, File No. 33-06173, for the referenced Trust and acknowledge that Muller Data Corporation is currently acting as the evaluator for the Empire State Municipal Exempt Trust Guaranteed Series 129, 130 and 131. Subsequently, we hereby consent to the reference of Muller Data Corporation as Trust evaluator in the post-effective Amendment.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Amendment to the Registration Statement, are the ratings currently indicated in our Muniview data base.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


---------------
Ron Valinoti
Senior Vice President



            395 Hudson Street New York, NY 10014-3622 (212) 807-3800

Muller Data Corporation
--------------------------------------------------------------------------------
Thomson Securities Information Services


September 28, 1998




Glickenhaus & Co.
6 East 43rd Street
New York, New York  10017

Lebenthal & Co.
120 Broadway
New York, New York  10271


RE:      EMPIRE STATE MUNICIPAL EXEMPT TRUST
         Empire Guaranteed Series 137:  Post - Effective Amendment No. 1


Gentlemen:

We have examined the post-effective Amendment to the Registration Statement, File No. 33-06173, for the referenced Trust and acknowledge that Muller Data Corporation is currently acting as the evaluator for the Empire State Municipal Exempt Trust Guaranteed Series 137. Subsequently, we hereby consent to the reference of Muller Data Corporation as Trust evaluator in the post-effective Amendment.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Amendment to the Registration Statement, are the ratings currently indicated in our Muniview data base.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


---------------
Ron Valinoti
Senior Vice President



            395 Hudson Street New York, NY 10014-3622 (212) 807-3800

Managed Funds Ratings
25 Broadway
New York, NY 10004-1064
Tel 212 208 8000
Fax 212 208 8034

                                                               Standard & Poor's
                                         A Division of The McGraw-Hill Companies
                                                              September 25, 1998


Glickenhaus & Company
6 East 43rd Street
New York, NY 10017


Re: ESMET Guaranteed Series 129, ESMET Guaranteed Series 130, ESMET Guaranteed Series 131 and ESMET Guaranteed Series 137

          Pursuant to your request for a Standard & Poor's rating on the units of the above-captioned Trust, SEC #33-06173, we have reviewed the information presented to us and have assigned a 'AAA' rating to the units of the Trust and a 'AAA' rating to the securities contained in the Trust. The ratings are direct reflections, of the portfolios of the Trust, wich will be composed solely of securities covered by bond insurance policies that insure against default in the payment of principal and interest on the securities. Since such policies have been issued by MBIA, which has been assigned a 'AAA' claims paying ability rating by Standard & Poor's, Standard & Poor's has assigned a 'AAA' rating to the units of the Trust and to the securities contained in the Trust. Please note that securities covered by bond insurance policies that insure such securities only as long as they remain in the Trust are rated 'AAA' only as long as they remain in the Trust.

         Standard & Poor's will maintain surveillance on the 'AAA' rating until October 18, 1999. On this date, the rating will be automatically withdrawn by Standard & Poor's unless a post effective letter is requested by the trust.

         You have permission to use the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and the above-assigned ratings in connection with your dissemination of information relating to these units, provided that it is understood that the ratings are not "market" ratings nor recommendations to buy, hold, or sell the units of the trust or the securities in the trust. Further, it should be understood that the rating on the units does not take into account the extent to which fund expenses or portfolio asset sales for less than the fund's purchase price will reduce payment to the unit holders of the interest and principal required to be paid on the portfolio assets. Standard & Poor's reserves the right to advise its own clients, subscribers, and the public of the ratings. Standard & Poor's relies on the sponsor and its counsel, accountants, and other experts for the accuracy and completeness of the information submitted in connection with the ratings. Standard & Poor's does not independently verify the truth or accuracy of any such information.

         This letter evidences our consent to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the rating assigned to the units in the amendment referred to above. However, this letter should not be construed as a consent by us, within the meaning of Section 7 of the Securities Act of 1933, to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the ratings assigned to the securities contained in the trust. You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

         Please be certain to send a copy of your final prospectus as soon as it becomes available. Should we not receive it within a reasonable time after the closing or should it not conform to the representations made to us, we reserve the right to withdraw the rating.

         We are pleased to have had the opportunity to be of service to you. If we can be of further help, please do not hesitate to call upon us.

                                   Sincerely,



                                   Sanford B. Bragg
                                   Managing Director